EXHIBIT 10.3
DATED 2006
STONEPATH GROUP, INC.
as Chargor
- and -
SBI BRIGHTLINE, LLC.
as Security Agent

SHARE CHARGE
(Stonepath Holdings (Hong Kong) Limited)

41st Floor
Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong
Tel: (852) 2585 0888
Fax: (852) 2585 0800

Schedules

Schedule 1	Particulars of Shares	16
Schedule 2	Form of Letter of Resignation	17
Schedule 3	Form of Notice Board Resolutions of Charged Company	18

Execution		20

THIS DEED is made on the      day of                     2006
BETWEEN:
(1)	STONEPATH GROUP, INC., a company incorporated in Delaware, USA having its principal office at World Trade Center, 2200 Alaskan Way, Suite 200, Seattle, WA 98121, USA (the “Chargor”); and
(2)	SBI BRIGHTLINE, LLC., a company incorporated in Delaware, USA, with a registered address at 610 Newport Center Drive, Suite 1205, Newport Beach, CA 92660, USA, in its capacity as security agent (the “Security Agent”) for the Noteholders (defined below).
WHEREAS:
In consideration of SBI Brightline, LLC and Hong Kong League Central Credit Union entering into a debt restructuring agreement of even date with the Charged Company (a wholly owned subsidiary of the Chargor) (the “Relevant Agreement”), the Chargor as beneficial owner of all the Shares, has agreed to grant the Security Agent (on behalf of the Noteholders) a charge in respect of the Shares subject to the terms and conditions of this Deed.
NOW THIS DEED WITNESSES as follows:
1.	INTERPRETATION

1.1	Definitions and Construction. In this Deed, unless the context requires otherwise:
(a)	terms and expressions defined in or construed for the purposes of the Relevant Agreement shall have the same meanings or be construed in the same manner when used in this Deed;

(b)	“Charged Company” means Stonepath Holdings (Hong Kong) Limited, a wholly-owned subsidiary of the Chargor, further details of which are set out in Schedule 1;

(c)	“Dividends” means all dividends, interest and other sums which are or may become payable to the Chargor or its nominee in its capacity as holder of the Shares and includes:
(i)	the right to receive any and all such sums and all claims in respect of any default in paying such sums; and

(ii)	all forms of remittance of such sums and any bank or other account to which such sums may be paid or credited;
(d)	“Encumbrance” means any mortgage, charge, pledge, lien, encumbrance, hypothecation or other security interest or security arrangement of any kind, any arrangement whereby any rights are subordinated to any rights of any third party and any contractual right of set-off;

(e)	“Receiver” means a receiver and manager or other receiver for the time being appointed in respect of all or any of the Shares;

(f)	“Secured Indebtedness” means all and any sums (whether principal, interest, fees or otherwise) which are now or at any time may become payable by the Charged Company to the Noteholders and all other monies hereby secured; and

(g)	“Shares” means all those shares particulars of which are set out in Schedule 1 and, where the context permits, includes the Dividends and those stocks, shares, rights, monies and other property referred to in Clause 2.4.
1.2	Successors and Assigns. The expressions “Chargor” and “Security Agent” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.3	Miscellaneous. In this Deed, unless the context requires otherwise, references to provisions of any law or regulation shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Deed shall be construed as references to this Deed as may be amended, supplemented or novated from time to time; unless otherwise stated, references to Clauses and Schedules are to clauses of and schedules to this Deed and references to this Deed include its Schedules. Clause headings are inserted for reference only and shall be ignored in construing this Deed.

2.	MORTGAGE OF SHARES

2.1	Mortgage. In consideration of the Noteholders entering into the Relevant Agreement with the Charged Company referred to in the Recital, the Chargor as beneficial owner mortgages, charges and assigns by way of first legal mortgage the Shares to the Security Agent as agent for the Noteholders as a continuing security for the due and punctual payment of the Secured Indebtedness.

2.2	Deposit of Documents and Notice to Nominee. For the purpose of enabling the Security Agent to exercise its rights under this Deed, the Chargor undertakes forthwith upon the execution of this Deed to deposit, or procure that there be deposited with the Security Agent:
(a)	the certificates in respect of the Shares together with instruments of transfer and contract notes in respect thereof, duly executed by the Chargor or the registered holder thereof (as the case may be) as transferor/seller in blank;

(b)	signed undated letters of resignation from each director of the Charged Company in the form set out in Schedule 2; and

(c)	board resolutions in writing in the form set out in Schedule 3 signed by each director of the Charged Company.

2.3	Registration in Name of Security Agent. The Chargor agrees that at any time after an Event of Default has occurred and the security created by or pursuant to this Deed has become enforceable, the Security Agent may, at the cost of the Chargor, register the Shares in the name of the Security Agent or its nominee.

2.4	Dividends and Accretions. The first legal mortgage created under Clause 2.1 shall, subject as provided in Clause 7, extend to and include all Dividends and all stocks, shares (and the Dividends in respect thereof), rights, monies or other property accruing or offered at any time by way of redemption, substitution, bonus, preference, option or otherwise to or in respect of any of the Shares and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, made, offered or arising in respect of any of the same. If the Chargor shall acquire any such other stocks or shares as aforesaid, it shall forthwith deliver or procure that there be delivered to the Security Agent the certificates in respect thereof together with instruments of transfer and contract notes in respect thereof duly executed in blank to enable the same to be registered in the name of the Security Agent or its nominee pursuant to Clause 2.3.

2.5	No Liability for Calls. Nothing in this Deed shall be construed as placing on the Security Agent any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Shares or any rights, shares or other securities accruing, offered or arising as aforesaid, and the Chargor shall indemnify the Security Agent in respect of all calls, instalments or other payments relating to any of the Shares and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Shares.

2.6	Discharge. Upon payment in full of all the Secured Indebtedness to the Security Agent, the Security Agent as agent for the Noteholders shall, at the request and cost of the Chargor, and in such form as the Security Agent shall approve (such approval not to be unreasonably withheld or delayed), discharge the security created by this Deed.

3.	CONTINUING SECURITY

This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person or any intermediate settlement of account or other matter whatsoever. This Deed is in addition to, and independent of, any Encumbrance, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Security Agent and/or the Noteholders in relation to the Secured Indebtedness or any part thereof.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties. The Chargor represents and warrants to the Security Agent as agent for the Noteholders that:
(a)	the particulars of the Shares set out in Schedule 1 are accurate in all material respects and all the Shares have been validly issued and are fully paid up;

(b)	subject to this Deed and the transactions contemplated herein, the Chargor is the sole beneficial owner of the Shares and the Chargor has good and marketable title thereto;

(c)	no Encumbrance exists over all or any part of the Shares (except as created under or pursuant to this Deed and the transactions contemplated herein);

(d)	the Chargor has not granted in favour of any other person any interest in or any option or other rights in respect of any of the Shares (except as created under or pursuant to this Deed and the transactions contemplated herein);

(e)	to the best of the knowledge and belief of the Chargor, the Charged Company has not issued or resolved or agreed to issue or granted any option or other right to acquire any additional shares to any person;

(f)	to the best of the knowledge and belief of the Chargor, the Charged Company has not issued any duplicate copies of the certificates in respect of the Shares or other certificates representing the Shares.
4.2	Continuing Representation and Warranty. The Chargor also represents and warrants to and undertakes with the Security Agent as agent for the Noteholders that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

5.	UNDERTAKINGS

The Chargor undertakes and agrees with the Security Agent as agent for the Noteholders throughout the continuance of this Deed and so long as the Secured Indebtedness or any part thereof remains owing that the Chargor will, unless the Security Agent as agent for the Noteholders otherwise agrees in writing:
(a)	not create or attempt or agree to create or permit to arise or exist any Encumbrance over all or any part of the Shares or any interest therein or otherwise assign, deal with or dispose of all or any part of the Shares (except under or pursuant to this Deed and the transactions contemplated herein);

(b)	not grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares (except under or pursuant to this Deed and the transactions contemplated herein);

(c)	ensure that no person holding any of the Shares as its nominee for the time being does any of the acts prohibited in paragraphs (a) and (b) above (except under or pursuant to this Deed and the transactions contemplated herein);

(d)	procure that the Charged Company will not issue or resolve or agree to issue any further shares in its capital or grant any option or other right to subscription for or otherwise acquire shares to any person other than the Chargor (and subject always to this Deed);

(e)	at all times remain the beneficial owner and requested holder of the Shares (except under or pursuant to this Deed and the transactions contemplated herein);

(f)	procure that no amendment or supplement is made to the memorandum or articles of association of the Charged Company other than any amendments or supplements that do not affect the rights of the Noteholders or the security created by or pursuant to this Deed, the Relevant Agreement or any other security document;

(g)	there shall be no change in the constitution of the board of directors of the Charged Company without the prior agreement of the Security Agent (such agreement not to be unreasonably withheld or delayed); and subject to such agreement in writing of the Security Agent being obtained, immediately upon the appointment of any new director of the Charged Company, deposit or procure that there be deposited with the Security Agent a signed undated letter of resignation by such director and the signed board resolutions of that Charged Company in the respective forms set out in Schedule 2 and Schedule 3;

(h)	punctually pay all calls or other payments due in respect of all or any part of the Shares;

(i)	do or permit to be done every act or thing which the Security Agent may from time to time reasonably require for the purpose of enforcing the rights of the Security Agent hereunder in accordance with the provisions of this Deed; and

(j)	not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Security Agent’s security hereunder.
6.	POWER OF SALE

6.1	Enforceability. Upon the occurrence of an Event of Default and the security created by or pursuant to this Deed having become enforceable, the Security Agent or its nominee may, without further notice or authority, sell or dispose of all or any part of the Shares and may apply the proceeds of any such sale or disposition in or towards the discharge of the reasonable costs thereby properly incurred and of the Secured Indebtedness in such manner as it in its absolute discretion thinks fit.

6.2	Sale of Shares. The Security Agent shall be entitled to exercise such power of sale in such manner and at such time or times and for such consideration (whether payable immediately or by instalments) as it shall in its absolute discretion think fit (whether by private sale, public auction or otherwise) and so that the Shares (or any relevant part thereof) may be sold (i) subject to any conditions which the Security Agent may think fit to impose, (ii) to any person (including any person connected with the Chargor, the Charged Company or the Security Agent) and (iii) at any price which the Security Agent, in its absolute discretion, considers to be the best obtainable in the circumstances taking into account the nature of the Charged Company as a private company.

6.3	Dividends. At any time after the power of sale has arisen, any Dividends which have been or may be received or receivable by the Security Agent or any nominee of the Security Agent shall be paid forthwith upon receipt to the Security Agent and may be applied by the Security Agent as though they were proceeds of sale hereunder.

6.4	Purchaser Not Bound to Enquire. The Security Agent is authorised to give a good discharge for any moneys received by it pursuant to the exercise of its power of sale and a purchaser shall not be bound to enquire whether the power of sale has arisen as herein provided nor be concerned with the manner of application of the proceeds of sale.

6.5	No Liability for Losses. The Chargor shall not have any claim against the Security Agent or the Noteholders in respect of any loss arising out of any such sale or any postponement thereof howsoever caused and whether or not a better price could or might have been obtained upon the sale of the Shares or any of them by deferring or advancing the date of such sale or otherwise howsoever.

6.6	Waiver of Pre-Emption Rights. The Chargor waives and hereby undertakes to use all reasonable endeavours to procure the other shareholders of the Charged Company to waive any right it may have under the articles of association of the Charged Company or otherwise to purchase the Shares or any of them in the event that they are sold or otherwise disposed of pursuant to the power of sale contained in this Clause.

6.7	Statutory power of sale. The statutory power of sale, of appointing a Receiver and the other statutory powers conferred on mortgagees by Section 53 of the Conveyancing and Property Ordinance and any similar provisions of any equivalent law as varied and extended by this Deed shall arise on the date of this Deed and may be exercised by the Security Agent free from the restrictions imposed by any statutory provisions in relating to the exercise of any power of sale.

7.	DIVIDENDS AND VOTING RIGHTS

7.1	Dividends and Voting Rights. If the Shares or any of them are registered in the name of the Security Agent or its nominee in accordance with the provisions of this Deed, the Security Agent shall have complete discretion to retain the Dividends received by the Security Agent and to exercise or abstain from exercising all voting and other rights and powers attaching to the Shares as the Security Agent in its absolute discretion thinks fit without being liable for any losses which the Chargor may suffer as a result thereof.

7.2	Authority to Sign Proxies. If an Event of Default occurs and the security created by or pursuant to this Deed has become enforceable, the Chargor irrevocably authorises the Security Agent to sign on its behalf any proxies or other documents which the Security Agent may require to enable the Security Agent to exercise such voting and other rights and powers attaching to the Shares.

8.	TAXES AND OTHER DEDUCTIONS

All sums payable by the Chargor under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax (save and except any tax on the overall income of the Security Agent or any Noteholder as the case may be) or other deductions or withholdings of any nature. If the Chargor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, the Chargor shall (save and except any tax on the overall income of the Security Agent or any Noteholder as the case may be), together with such payment, pay such additional amount as will ensure that the Security Agent receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Chargor shall promptly forward to the Security Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

9.	COSTS, CHARGES AND EXPENSES

The Chargor shall from time to time forthwith on demand pay to or reimburse the Security Agent for:
(a)	all reasonable costs, charges and expenses (including legal and other fees and all other out-of-pocket expenses) properly incurred by the Security Agent in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed; and

(b)	all reasonable costs, charges and expenses (including legal and other fees and all other out-of-pocket expenses) properly incurred by the Security Agent in investigating any event which it reasonably believes is an event of default or in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Deed (other than claims brought by the Chargor) or in releasing or re-assigning this Deed upon payment of all monies hereby secured, and, until payment of the same in full, all such costs, charges and expenses shall be secured by this Deed.

10.	INDEMNITY

10.1	General Indemnity. The Chargor shall indemnify the Security Agent against all losses, liabilities, damages, costs and expenses incurred by it in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Shares.

10.2	Payment and Security. The Security Agent may retain and pay out of any money in the Security Agent’s hands all sums necessary to effect the indemnity contained in this Clause and all sums payable by the Chargor under this Clause shall form part of the monies hereby secured.

11.	FURTHER ASSURANCE

11.1	Further Assurance. The Chargor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Security Agent may reasonably require over or in respect of the Shares to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Security Agent’s rights, benefits or obligations hereunder and the Chargor shall also give all notices, orders and directions which the Security Agent may reasonably require.

11.2	Agreement to Execute Further Documents. Without limiting the foregoing, the Chargor agrees from time to time to execute and sign or to procure that the person for the time being holding any of the Shares as the Chargor’s nominee executes and signs all transfers, powers of attorney, proxies and other documents which the Security Agent may reasonably require for perfecting the Security Agent’s title to any of the Shares or for vesting or enabling it to vest the same in itself, its nominee or in any purchaser in accordance with the provisions of this Deed including, without limitation, using all reasonable endeavours to procure to be duly passed such resolutions by the directors of the Charged Company and such resolutions by the Chargor or the person holding any of the Shares as the Chargor’s nominee in an extraordinary general meeting of the Charged Company as the Security Agent shall reasonably require for the purposes of approving and passing for registration any transfers of any of the Shares, altering the Charged Company’s memorandum or articles of association, removing any directors of the Charged Company, appointing new directors of the Charged Company nominated by the Security Agent or for such other purposes as the Security Agent shall from time to time reasonably require in accordance with the provisions of this Deed.

11.3	Enforcement of Security Agent’s Rights. The Chargor will do or permit to be done everything which the Security Agent may from time to time reasonably require to be done for the purpose of enforcing the Security Agent’s rights hereunder and will allow the name of the Chargor to be used as and when reasonably required by the Security Agent for that purpose.

12.	APPOINTMENT AND RIGHTS OF RECEIVERS

12.1	If (a) requested by the Chargor, (b) any corporate action, legal proceedings or other procedure or step is taken in relation to the administration of the Chargor, or (c) any other Event of Default has occurred (whether or not the Security Agent has taken possession of the Shares) and the security created by or pursuant to this Deed has become enforceable, then without any notice or further notice, the Security Agent may, by deed, or otherwise in writing signed by any officer or manager of the

Security Agent or any person authorised for this purpose by the Security Agent, appoint one or more persons to be a Receiver. Subject to the provisions of the Companies Ordinance, the Security Agent may similarly remove (so far as it is lawfully able) any Receiver and appoint any person instead of any Receiver from time to time. If the Security Agent appoints more than one person as Receiver, the Security Agent may give those persons power to act either jointly or severally. Any Receiver for the time being appointed by the Security Agent may enjoy the benefit or enforce the terms of this Clause. The provisions of Section 53 of the Conveyancing and Property Ordinance and any similar provision of any equivalent law (as varied and/or extended by this Deed) shall apply to any appointment made pursuant to this Deed.

12.2	Scope of appointment. Any Receiver may be appointed Receiver of all of the Shares or Receiver of a part of the Shares specified in the appointment.

12.3	Rights of Receivers. Any Receiver for the time being appointed pursuant to this Clause 12 shall have the rights, powers, privileges and immunities conferred by the Conveyancing and Property Ordinance on (a) mortgagees, (b) mortgagees in possession and (c) Receivers duly appointed under the Conveyancing and Property Ordinance. The Receiver for the time being appointed pursuant to this Clause 12 shall in exercise of the Receiver’s powers, authorities and discretions conform to the directions and regulations from time to time given or made by the Security Agent.

12.4	Agent of Chargor. Any Receiver for the time being appointed pursuant to this Clause 12 shall be the agent of the Chargor for all purposes. The Chargor alone shall be responsible for the Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by the Receiver.

12.5	Remuneration. The Security Agent may determine the reasonable remuneration of any Receiver and direct payment of that remuneration out of moneys he receives as Receiver. The Chargor alone shall be liable for the reasonable remuneration and all other reasonable costs, losses, liabilities and expenses properly incurred of the Receiver.

12.6	No liability for exercise of powers. Neither the Security Agent nor the Receiver shall be liable for any losses, involuntary or otherwise, which arise in the exercise by the Security Agent or the Receiver of their respective powers in accordance with the provisions of this Deed except for their own gross negligence or willful default (as the case may be). Any Receiver appointed under this Deed may enjoy the benefit of or enforce the terms of this Clause.

13.	SECURITY AGENT’S RIGHTS

13.1	Same rights as Receiver. Any rights conferred by the Relevant Agreement upon a Receiver may be exercised by the Security Agent, after the security created by or pursuant to this Deed has become enforceable, whether or not the Security Agent shall have appointed a Receiver of the Shares.

13.2	Delegation. The Security Agent may delegate in any manner to any person, provided that the Security Agent exercised reasonable care in selecting such delegate, any rights exercisable by the Security Agent under this Deed, the Relevant Agreement and any other security document. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Agent thinks fit.

13.3	Realisation.
(a)	If the Security Agent or any Receiver exercises the rights conferred on it the same shall not be treated as an absolute appropriation of or foreclosure on the Shares to the exclusion of the Chargor and in extinguishment of its interests therein, unless the Security Agent or the Receiver shall otherwise notify the Chargor (whether before or after the relevant appropriation or foreclosure has been effected), in which latter event any such appropriation or foreclosure shall be treated as a sale of the Shares at a fair market value and the Secured Indebtedness shall be reduced by an equivalent amount.

(b)	In any disposal of the Shares in accordance with the provisions of this Deed, the Security Agent may, provided that it shall first have used reasonable efforts to dispose of the relevant Shares or rights to third parties subject to compliance with any rules or regulations laid down by any governmental or other agency or authority, themselves purchase at a fair market value the whole or any part of the Shares or rights disposed of free from any rights of redemption on the part of the Chargor which are hereby waived and released.
14.	ORDER OF DISTRIBUTIONS

14.1	Application of proceeds. All amounts received or recovered by the Security Agent or any Receiver in exercise of their rights in accordance with the provisions of this Deed shall, subject to the rights of any creditors having priority, be applied in the order provided in Clause 14.2.

14.2	Order of distribution. The order referred to in Clause 14.1 is (subject to any claims having priority under Section 54 of the Conveyancing and Property Ordinance and any similar provision of any equivalent law):
(a)	in or towards the payment of all reasonable costs, losses, liabilities, expenses and remuneration of and incidental to the appointment of any Receiver and the exercise of any of his rights, including his remuneration and all outgoings properly incurred, paid by him;

(b)	in or towards the payment of the Secured Indebtedness; and

(c)	in payment of any surplus to the Chargor or other person entitled to it.
15.	LIABILITY OF SECURITY AGENT AND RECEIVERS

Neither the Security Agent nor any Receiver shall (either by reason of taking possession of the Shares or for any other reason) be liable to the Chargor or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Shares or from any act, default, omission or misconduct of the Security Agent, any Receiver or their respective officers, employees or agents in relation to the Shares or in connection with this Deed, the Relevant Agreement or any security document except to the extent caused by its or his own gross negligence or wilful misconduct. Any third party referred to in this Clause 15 may enjoy the benefit or enforce the terms of this Clause.

16.	PROTECTION OF THIRD PARTIES

16.1	No duty to enquire

No person dealing with the Security Agent or any Receiver shall be concerned to enquire:
(a)	whether the rights conferred by or pursuant to the Relevant Agreement are exercisable;

(b)	whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

(c)	as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights (including whether or not any delegation shall have lapsed for any reason or has been revoked); or

(d)	as to the application of any money paid to the Security Agent or the Receiver (as the case may be).
16.2	Protection to purchasers. Subject to the provisions of this Deed, all the protection to purchasers contained in Section 52 of the Conveyancing and Property Ordinance or in any similar provision of any equivalent law shall apply to any person purchasing from or dealing with the Security Agent or any Receiver (as the case may be).

17.	POWER OF ATTORNEY

The Chargor irrevocably appoints the Security Agent by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be reasonably required or which the Security Agent shall think proper or expedient for carrying out any obligations imposed on the Chargor hereunder or for exercising any of the powers hereby conferred or for giving to the Security Agent the full benefit of this security and so that the appointment hereby made shall operate to confer on the Security Agent authority to do on behalf of the Chargor anything which it can lawfully do by an attorney in accordance with the provisions of this Deed. The Chargor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do pursuant to this Clause.

18.	WAIVER AND SEVERABILITY

No failure or delay by the Security Agent in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

19.	MISCELLANEOUS

19.1	Continuing Obligations. The liabilities and obligations of the Chargor under this Deed shall remain in force notwithstanding any act, omission, event or circumstance whatsoever, until full, proper and valid payment of the Secured Indebtedness.

19.2	Protective Clauses. Without limiting Clause 19.1, neither the liability of the Chargor nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:
(a)	any other Encumbrance, guarantee or other security or right or remedy being or becoming held by or available to the Security Agent or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by the Security Agent at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Security Agent may now or hereafter have from or against the Chargor or any other person or the granting of any time or indulgence to the Chargor or any other person;

(b)	any variation or modification of the Relevant Agreement or any other security document referred to therein;

(c)	any invalidity or irregularity in the execution of this Deed or any deficiency in the powers of the Chargor to enter into or perform any of its obligations hereunder; or

(d)	any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Chargor hereunder.
19.3	Unrestricted Right of Enforcement. This Deed may be enforced without the Security Agent first having recourse to any other security or rights or taking any other steps or proceedings against the Chargor or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

19.4	Application of Receipts. All monies received by the Security Agent from the Chargor or any other person may be applied by the Security Agent to such account or liability hereby secured as the Security Agent in its absolute discretion may from time to time conclusively determine to settle any outstanding payment for the time being due by the Chargor and whether or not the security created by this Deed shall have become enforceable and any surplus for the time being may be retained by the Security Agent and held in a suspense account pending application as aforesaid.

19.5	Discharges and Releases. Notwithstanding any discharge, release or settlement from time to time between the Security Agent and the Chargor, if any security, disposition or payment granted or made to the Security Agent in respect of the Secured Indebtedness by the Chargor or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Security Agent shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

19.6	Amendment. Any amendment of any provision of this Deed shall only be effective if made in writing and signed by the Chargor and the Security Agent.

19.7	Counterparts. This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

20.	ASSIGNMENT

20.1	The Chargor. The Chargor shall not assign and/or transfer any of its rights or obligations hereunder.

20.2	The Security Agent. The Security Agent may at any time assign to any one or more persons (an “assignee Security Agent”) all or any part of its rights, benefits and obligations under or arising out of this Deed. Upon any such assignment taking effect (i) the Security Agent shall be released from such obligations and the Chargor shall look only to the assignee Security Agent in respect of such obligations and (ii) references in this Deed to the Security Agent shall be construed accordingly as references to the assignee Security Agent or the Security Agent, as relevant. All agreements, representations and warranties made herein shall survive any assignments made pursuant to this Clause and shall inure to the benefit of all assignee Security Agents as well as the Security Agent.

21.	DISCRETION

21.1	Discretion. If the Security Agent is under the provisions of this Deed, the Relevant Agreement or any other security document bound to act at the request or discretion of the Noteholders, the Security Agent shall nevertheless not be so bound unless indemnified and/or secured to its satisfaction against all liabilities, actions, proceedings, claims and demands to which it may render itself liable and all losses, costs, charges, damages, expenses and liabilities which it may incur by so doing. As between the Security Agent and the Noteholders, the exercise of such discretion shall be conclusive and binding.

21.2	Determinations Conclusive. As between the Security Agent and the Noteholders, the Security Agent may determine all questions and doubts arising in relation to any of the provisions of this Deed. Any such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Security Agent, will be conclusive and shall bind the Noteholders.

21.3	Currency Conversion. Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Security Agent but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Noteholders.

21.4	Powers conferred by this deed shall be additional. The powers conferred by this Deed in relation to the Secured Indebtedness on the Security Agent shall be in addition to those conferred on mortgagees under the general common and statutory laws of Hong Kong relating to such matters. If there is any ambiguity or conflict between the powers contained under those general laws of Hong Kong and those conferred by this Deed, the terms of this Deed shall prevail.

22.	NOTICES

22.1	Delivery. Each notice, demand or other communication to be given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other party):

To the Chargor:	Stonepath Group, Inc.
World Trade Center, 2200 Alaskan Way, Suite 200, Seattle, WA 98121, USA
	Fax Number	:	206-336-5401
	Attention	:	Ms. Virginia Wei

To the Security Agent:	SBI Brightline, LLC.
610 Newport Center Drive, Suite 1205, Newport Beach, CA 92660, USA
	Fax Number	:	949-679-7280
	Attention	:	Mr. David Wang
22.2	Deemed Delivery. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address, and (b) if given or made by fax, when despatched with electronic confirmation of complete and error-free transmission, provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

23.	GOVERNING LAW AND JURISDICTION

23.1	This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong.

23.2	No Limitation on Right of Action. Nothing herein shall limit the right of either party to commence any legal action against the other party and/or its property in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

23.3	Waiver; Final Judgment Conclusive. Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Hong Kong as the venue of any legal action arising out of or relating to this Deed. Each party also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness as appropriate.

23.4	Waiver of Immunity. Each party irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

24.	PROCESS AGENT

Each of the following parties hereby irrevocably appoints the person set opposite its name below as its agent to receive on its behalf service of proceedings issued out of the courts of Hong Kong in any action or proceedings arising out of or in connection with this Deed. In the event of such agent ceasing to act, the relevant parties shall appoint another person as its agent for such purpose and give notice in writing of such appointment to all the other parties:

Parties	Names & addresses of agents

SBI Brightline, LLC	Bedrock China Futures, Limited
Room 4301-09, Jardine House
One Connaught Place, Central
Hong Kong
IN WITNESS whereof this Deed has been executed by the parties hereto as a deed and is intended to be and is hereby delivered on the day and year first above written.

Schedule 1
Particulars of Shares

		% of total issued share
	Description and	capital of the Charged
Name of Charged Company	No. of Shares	Company

Stonepath Holdings (Hong Kong) Limited	100 ordinary shares of HK$1.00 each	100%

Schedule 2
Form of Letter of Resignation

To:	The Board of Directors of [Company] (the “Company”)
     I,            , hereby resign my position as a director of the Company with effect from                                          200   and waive all claims to fees or compensation in connection with my resignation.
Dated this            day of            200

SIGNED, SEALED AND DELIVERED	)
[as a Deed] by [	)
]	)
in the presence of:	)
[On duplicate]
I certify that the original of this notice was posted to the registered office of the Company on                      200

Schedule 3
Form of Board Resolutions of Charged Company
[insert company name]
(a limited company incorporated in Hong Kong)
Written Resolutions of the Directors of [insert company name] (the “Company”) Passed Pursuant to Article [insert article number] of the Articles of Association Of the Company
DECLARATION OF INTEREST
IT IS NOTED that each member of the Board of Directors of the Company has declared his respective interests, if any, in relation to the matters of this written resolution pursuant to the Articles of Association of the Company.
APPROVAL OF SHARE TRANSFER
IT IS NOTED that the Company has received the relevant instrument of transfers with respect to the following shares transfer(s) (the “Share Transfer(s)”):

Transferor	Transferee	No. of Shares

IT IS RESOLVED that:
     (a) the Share Transfer(s) be and is/are hereby approved and the name(s) of the Transferee be entered into the Register of Members of the Company subject to the duly executed and stamped instrument of transfers being presented to the Company; and
     (b) any director of the Company be and is hereby authorized to sign, seal and issue the share certificates in respect of the foregoing transfer(s) in accordance with the Articles of Association of the Company and that the Register of Members of the Company be updated accordingly.
RESIGNATION AND APPOINTMENT OF DIRECTORS
IT IS RESOLVED that, subject to the forms of consent to act being executed,
                                                                      , be and is/are hereby appointed as director/directors of the Company with effect from the date of this resolution.

IT IS NOTED that the Company had received letter/letters of resignation from                                                                       , resigning as the Director of the Company.
IT IS RESOLVED that the above resignation/resignations be and is/are hereby accepted and recorded with effect from the date of this resolution.
IT IS FURTHER RESOLVED that the Director or the Secretary be and is hereby authorised to effect all necessary filings in respect of the above resignation and appointment to the Companies Registry in Hong Kong and update the Company’s Registers of Directors accordingly.
Dated this           day of                     2006
[Signature of Directors]

This is the signature page of the Share Charge dated                                         .
THE CHARGOR

THE COMMON SEAL of	)
STONEPATH GROUP, INC.	)
)
was affixed to this Deed	)
in the presence of	)

THE SECURITY AGENT

SIGNED for and on behalf of	)
SBI BRIGHTLINE, LLC	)
by	)